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                                                                    Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-39004 and Post-Effective Amendment No. 2 to Registration Statement No. 33-90954 of Centennial Communications Corp. (formerly Centennial Cellular Corp.) on Form S-3 of our reports dated July 7, 1999, appearing in the Annual Report on Form 10-K of Centennial Communications Corp. for the year ended May 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

                                          Deloitte & Touche LLP

New York, New York
June 26, 2000